Form 8-K

TREE TOP INDUSTRIES, INC. - N/A

Filed: January 22, 2014 (period: January 15, 2014)

Report of unscheduled material events or corporate changes.

Table of Contents

8-K - FORM 8-K FOR TREE TOP INDUSTRIES, INC., JANUARY 22, 2014

Item 5.02	Election of Directors

SIGNATURES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 240-4188

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On December 19, 2013, at a meeting of the board of directors of Tree Top Industries, Inc., Mr. Michael Valle and Mr. Gregory Ozzimo were elected to the Board of Directors of Tree Top Industries, Inc. (the “Company”) for a term commencing on January 15, 2014 and ending on December 31, 2014.

Mr. Valle previously served on the board of directors, but resigned for personal reasons in December, 2009.  Mr. Valle worked in the financial industry in New York for much of his career, where he served as Vice President of Investments for Smith Barney and Paine Webber, among other financial institutions.  Mr. Ozzimo brings over thirty years’ experience in the commodities and oil trading businesses, and served as group Vice President at Philipp Brothers (Salomon Brothers) in charge of Energy Product trading for over ten years, among other similar positions in the Energy sector.

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SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: January 22, 2014	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board

	By:	/s/ Kathy M. Griffin
Kathy M. Griffin, President and Director

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